                                                                 EXHIBIT 10.54

                             MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this "Lease") is between HELLER FINANCIAL LEASING, INC., a Delaware corporation ("Lessor"), with an office address at 500 West Monroe Street, Chicago, IL 60651 and IBIS TECHNOLOGY CORPORATION, a Massachusetts corporation with its address and principal place of business at 32 Cherry Hill Drive, Danvers, Massachusetts 01923 ("Lessee") which parties hereby agree as follows:

     1. LEASING OF EQUIPMENT: Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee and Lessee agrees to hire from Lessor the equipment (the "Equipment;" a unit or part thereof being sometimes hereinafter referred to as an "Item") described in any Master Lease Schedule hereto, now or hereafter executed by the parties (each, a "Schedule"). Nothing contained herein shall obligate either party to execute any Schedule subsequent to the date hereof. The Equipment shall be delivered and installed at the location specified or referred to in the applicable Schedule. The Equipment shall be deemed to have been accepted by Lessee for all purposes under this Lease as of the Acceptance Date (defined below) shown on the executed Delivery and Acceptance Certificate (an "Acceptance Certificate") with respect to such Equipment. Any modifications to this Lease contained in any Schedule shall be controlling, but only with respect to the Equipment described in such Schedule. Until and unless a Schedule is sold, assigned or otherwise transferred by Lessor, or Lessor and Lessee expressly agree otherwise in writing, this Lease, all Riders hereto or to any Schedule, now or hereafter executed by the parties (each, a "Rider"), and all Schedules shall constitute one lease, and reference to this Lease shall include all such Riders and Schedules. In the event that a
Schedule is sold, assigned or otherwise transferred by Lessor, such Schedule and all Riders thereto shall be deemed to be a separate lease, which shall include and incorporate each term and condition in this Lease and all Riders hereto. As used herein, "Equipment Cost" shall have the same meaning and value as set forth in each applicable Schedule.

     2. TERM, RENT AND PAYMENT: (a) The term of this Lease for each respective item (the "Term") shall commence on the date set forth in the Acceptance Certificate therefor (the "Acceptance Date") and, unless sooner terminated pursuant to Section 9 or 17, shall continue for the period specified as the "Term" in the applicable Schedule. If any Term shall be extended or this Lease is renewed pursuant to an extension or renewal option, the word "Term" shall include all such extensions and renewals, and all provisions of this Lease shall apply during all extension and renewal periods, except as may be specifically provided otherwise in any Rider, Schedule or other written agreement applicable thereto.

          (b) Lessee agrees to pay to Lessor's order basic rent for each item in the amount therefor set forth in the applicable Schedule ("Basic Rent"), plus a per diem, pro-rata portion of the periodic Basic Rent for any interim period ("Interim Rent") from the Acceptance Date through the day immediately preceding the "Commencement Date" set forth in the applicable Schedule. (Unless otherwise stated in the applicable Schedule, the "Commencement Date" shall be the first day of the first calendar month immediately following the Acceptance Date). Interim Rent for items covered by a particular Schedule shall be due on the Commencement Date.

The first Basic Rent payment for items covered by a particular Schedule shall be due on the day of the period specified in such Schedule. Subsequent Basic Rent payments for the items described in the applicable Schedule shall be due on the same day of each applicable period thereafter. Any payment due on a day which is not a business day shall be made on the following business day.

         (c) Basic Rent, Interim Rent and all other amounts payable to Lessor under any provision of this Lease (collectively, "Rent") shall, unless Lessor otherwise directs, be paid to Lessor at its office address set forth above and shall be deemed received when good funds are received by Lessor. Lessee agrees to pay Lessor on demand an administrative and rate charge on all Rent not paid within 10 days of the date due hereunder equal to the lesser of: (i) 5% of the amount not timely paid or (ii) the maximum rent permitted by applicable law.

     3. DISCLAIMER: LESSOR IS NEITHER THE MANUFACTURER NOR SELLER OF THE EQUIPMENT, AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED. LESSEE UNDERSTANDS AND AGREES THAT NO WARRANTY IS TO BE IMPLIED WITH RESPECT TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, THE FITNESS OF THE EQUIPMENT FOR A PARTICULAR PURPOSE, THE ACCURACY OF THE DESCRIPTION OF THE EQUIPMENT, OR WITH RESPECT TO INFRINGEMENT, INTERFERENCE OR THE LIKE, LESSOR SHALL NOT BE LIABLE IF, FOR WHATEVER REASON, THE EQUIPMENT IS DELAYED OR NOT DELIVERED TO LESSEE.

     4. QUIET ENJOYMENT: So long as no Event of Default (as defined below) exists, Lessor will not interfere with Lessee's quiet enjoyment and use of the Equipment during the Term therefor.

     5. NET LEASE: NO SET-OFF: This Lease is a net lease and Lessee shall not be entitled to any abatement or reduction of, or set-off against, any Rent by reason of any (i) past, present or future claim against Lessor or any successor or assignee of Lessor or any supplier of any item or any other person; (ii) defect in or damage to, or loss, prohibition, restriction on use, damage or destruction of, any item (except as expressly provided otherwise in Section 9) from whatever cause, or (iii) other cause whatsoever, whether similar or dissimilar to the foregoing, it being the intention of the parties that all Rent shall continue to be payable in all events in the manner and at the times specified in this Lease and that Lessee's obligation to pay Rent shall be absolute and unconditional unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

     6. USE, LOCATION AND POSSESSION: LIENS: (a) Lessee shall use each item in a careful and proper manner and for the use contemplated by the manufacturer thereof and in compliance with all applicable laws, rules, and regulations and the provisions of the insurance required to be maintained hereunder and the terms of any manufacturer's warranty. Each item shall at all times be kept at the location specified in the applicable Schedule unless Lessor has given prior written consent to a change in location. Lessee shall at all times keep each item in its possession and control.

         (b) Lessee shall keep each item free and clear of all claims, liens, pledges, rights of others or other encumbrances, and shall not create, incur, assume or suffer to exist any thereof in, on, of or to any item (collectively "Liens"), other than those arising by, through or under Lessor ("Lessor Liens").

         (c) Lessor shall have the right as owner, but not the obligation, at all reasonable times, upon twenty-four hours notice to Lessee, to enter upon the premises where the Equipment is located or used to inspect the Equipment and Lessee's records relating thereto. Such inspections shall be for, among other things, determining whether Lessee is properly complying with its obligations hereunder. Neither Lessee nor any third party may rely upon any such inspections by Lessor and Lessor shall not be obligated to inform Lessee or any third party of the result of any such inspection. Any inspection that is not followed by a notice of an Event of Default then existing and Lessor's failure to inspect the Equipment or to discover any information regarding the Equipment shall not constitute a waiver of any of Lessor's rights hereunder.

     7. MAINTENANCE AND SERVICE; IMPROVEMENTS: (a) Lessee shall, at its expense, at all times maintain, service and repair each item as would a prudent owner of such item, and in any event so as to keep each item in good operating condition, ordinary wear and tear excepted, in compliance with all applicable laws, rules, regulations, and manufacturer's recommended basic warranty, extended warranty and/or maintenance program requirements, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each item. To the extent that Lessee's maintenance, repair or servicing standards exceed the foregoing, then Lessee shall keep each item in at least as good condition as other comparable equipment owned or used by Lessee. In addition, Lessee shall, at its expense, comply with all maintenance requirements set forth by Lessor in any applicable Rider now or hereafter executed by the parties. Lessee shall, if at any time requested to do so by Lessor, affix in a prominent position on each item plates, tags or other identifying labels showing ownership thereof by Lessor.

         (b) Any alterations or modifications with respect to any item that may be required at any time during the Term therefor to comply with any applicable law or any governmental or other rule or regulation shall be made by Lessee, at its expense, and shall thereupon become the property of Lessor.

         (c) Unless required pursuant to Subsection (b), Lessee shall not, without Lessor's prior consent, affix or install any accessory, equipment, or device on, or modify, any item if such addition or modification will impair the original function or use thereof or cannot be readily removed without causing damage to such item. Further, Lessee shall not, without Lessor's prior written consent, affix or install any item to or in any other personal property, or to or in any real property so that such item shall constitute a fixture. Upon Lessor's request, Lessee shall obtain and deliver to Lessor disclaimers or waivers from all owners and/or mortgages of real estate in which any item is located in form and content acceptable to Lessor.

     8. NO AGENCY: Lessee acknowledges that it alone has selected the Equipment and the supplier(s) thereof; that it has reviewed and approved each written supply contract and purchase order covering the Equipment, or has been advised by Lessor in writing of the identity of each supplier; that it may have rights under each such supply contract and purchase order; and that it may contact each supplier for a description of any such rights and/or suppliers warranty. Nothing herein contained shall be construed to deprive Lessee of whatever rights Lessee may have against parties other than Lessor or Lessor's assignee, such as the supplier or manufacturer of any item, and Lessee agrees to look solely to such third parties with respect to any and all claims concerning the Equipment. So long as no Event of Default exists, Lessee may pursue such claims for the mutual benefit of Lessor and Lessee in accordance with their interests in the Equipment. Without in any way limiting any other provision in this Lease, Lessor shall not in any event be liable for any consequential damages hereunder or with respect to any item. No supplier is the agent of Lessor and no employee of any supplier is authorized to waive, supplement or otherwise alter any provision of this Lease. Lessee and Lessor hereby agree that they intend this Lease to be a "Finance Lease" as defined by Article 2A of the Uniform Commercial Code (the "UCC"). Lessee acknowledges that Lessee has reviewed and approved any written "Supply Contract" covering the Equipment from any "Supplier" (as those terms are defined in Article 2A of the UCC).

     9. RISK OF DAMAGE AND LOSS: Lessee assumes and shall be solely responsible for the entire risk of any item being lost, destroyed, damaged, stolen, confiscated or condemned, from whatever source, until the date such item is returned and accepted by Lessor (the "Return Date") in accordance with Section
12. In the event of damage to any item, Lessee, at its expense, shall promptly repair the same, restoring it to the condition required to be maintained hereunder. If any item is lost, destroyed, stolen, damaged in such a way that it is not commercially reasonable to repair it (or such repairs are not completed within 60 days of the damage or by the end of the Term with respect thereto, whichever is shorter), confiscated or condemned (each, an "Event of Loss"), then Lessee shall pay to Lessor the Stipulated Loss Value (as defined below) of such item and all other Rent owing with respect to such item, which such payment shall be due on the first to occur of (i) the end of the Term with respect thereto or (ii) the sooner of (A) 60 days after such Event of Loss or (B) the second Basic Rent payment date with respect to such item following such Event of Loss. Lessor and Lessee shall execute a Stipulated Loss Value Rider applicable to each item and the Stipulated Loss Value for each tem shall be as set forth therein (the "Stipulated Loss Value").

         Upon due payment by Lessee of all such amounts, this Lease shall terminate with respect to such item and Lessor shall transfer title thereto to Lessee, without representation or warranty other than as to Lessor Liens. So long as no Event of Default exists, any proceeds of insurance required hereunder received by Lessor with respect to any damage or Event of Loss respecting any Equipment shall be paid to Lessee to the extent necessary to reimburse Lessee for costs incurred and paid by Lessee in repairing the same or shall be credited against amounts payable by Lessee with respect to the Equipment involved.

     10. INSURANCE: Lessee shall, at its expense, at all times through the Return Date (i) keep the Equipment insured against all risks of loss or damage from every cause whatsoever in an amount not less than the greater of fair market value or the Stipulated Loss Value thereof, and (ii) obtain liability insurance, including automobile coverage if the Equipment includes motor vehicles, respecting the Equipment covering liability for bodily injury, including death, and property damage, in an amount of at least $5 million per occurrence or such greater amount as may comply with general industry standards, or such greater amount as Lessee may maintain, or in such other amounts as Lessor may from time to time reasonably require.

         Lessor shall be the sole named loss-payee with respect to damage or loss to the Equipment with no provision for co-insurance and shall be named as an additional insured on the liability insurance. All insurance shall be with insurers and in form satisfactory to Lessor, have a deductible not to exceed $50,000 per occurrence, or such other amount as Lessor may from time to time require; shall provide for at least 30 days' prior written notice to Lessor before any cancellation or material modification thereof; shall waive any claim for premium against Lessor; and shall provide that Lessor will be insured regardless of any breach by Lessee of any representation, warranty or covenant in any such policy or any application therefor. Lessee shall deliver to Lessor certificates of insurance and other evidence satisfactory to Lessor evidencing the insurance required hereby, and at Lessor's request Lessee will furnish copies of such policies to Lessor. In the case of renewals, evidence of renewal shall be delivered to Lessor at least 5 days prior to expiration of the current policy.

         In the event Lessee fails to provide Lessor with evidence of the insurance coverage required by this Lease, Lessor may purchase insurance at Lessee's expense to protect Lessor's interests in the Equipment. This insurance may, but need not, protect Lessee's interests. The coverage purchased by Lessor may not pay any claim made by Lessee or any claim that is made against Lessee in connection with the Equipment. Lessee may later cancel any insurance purchased by Lessor, but only after providing Lessor with evidence that Lessee has obtained insurance as required by this Lease. If Lessor purchases insurance for the Equipment, Lessee will be responsible for the costs of that insurance, including interest and other charges imposed by Lessor in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Rent. The costs of the insurance may be more than the cost of insurance Lessee is able to obtain on its own.

     11. ACCEPTANCE: By its execution of any Acceptance Certificate, Lessee warrants and agrees that the Equipment covered thereby conforms to the specifications and requirements of Lessee and that, as between Lessee and Lessor, it was delivered in good repair and that Lessee has unconditionally accepted it hereunder "AS IS" and "WITH ALL FAULTS" as of the Acceptance Date.

     12. RETURN OF EQUIPMENT: Upon the expiration or earlier termination or cancellation of this Lease with respect to any item, except in the case of retention by Lessee upon purchase of the Equipment in accordance with any applicable Rider now or hereafter executed by the parties, Lessee shall, at its own cost and expense, promptly return such item to Lessor to such location as Lessor may specify, for acceptance by Lessor in the condition required to be maintained hereunder or in the condition specified in any applicable Rider now or hereafter executed by the parties. Lessee shall pay for any repairs required to place the Equipment in such condition. In the event Lessee shall not surrender up and redeliver any item to Lessor as herein required or shall not timely pay the purchase price for any item under any applicable Rider now or hereafter executed by the parties, then the Term with respect to all of the items of Equipment covered by the Schedule covering the item in question shall continue (and, without limiting Lessee's other obligations, Lessee shall pay to Lessor Basic Rent for all such items of Equipment at the highest rate payable during the Term) until the item is duly returned, restored to the proper condition and accepted by Lessor or the purchase price is paid in accordance with the applicable Rider.

     13. GENERAL TAX INDEMNITY: Lessee agrees to pay and indemnify, on an after-tax basis, Lessor against all income, sales, use, personal property, ad valorem, value added, leasing, stamp or other taxes, levies, imposts, fees, duties, charges or withholdings of any nature, including all license and registration fees, together with any penalties, fines or interest thereon (collectively, "Impositions") arising out of the transactions contemplated by this Lease (including the acquisition of any item prior to the Acceptance Date) and imposed against Lessor, Lessee, this Lease (including any Rent) or the Equipment or any item by the United States or any state or political subdivision thereof or any foreign government or taxing authority, excluding, however, any Impositions based on or measured by the net income of Lessor imposed by the United States or any state or political subdivision thereof. Lessee will notify Lessor of the need to file any reports and returns relating to any Imposition at least 60 days before the due date thereof and will remit any amounts payable in connection therewith to Lessor 10 days before payment is due. Lessor shall prepare and file all returns, and pay all Impositions, unless Lessor directs Lessee otherwise. In the event that Lessor pays any such Impositions, Lessee will on demand reimburse Lessor for the full amount paid by Lessor therefor. Lessor shall have no obligation to contest or refuse to pay any Imposition. Lessee acknowledges that in some jurisdictions Impositions may not be billed, audited, assessed or due until after this Lease has terminated and agrees that in such event Lessee will remain liable for such Impositions notwithstanding such termination. Lessor makes no warranty, express or implied, regarding Lessee's tax or accounting treatment of this Lease.

     14. INCOME TAX INDEMNIFICATION: (a) Lessee acknowledges that Lessor is the owner of the Equipment for state law and Federal income tax purposes and that the most accelerated depreciation or cost recovery deductions on the full amount of the Equipment cost will be available to Lessor. Lessee acknowledges that Lessor intends to claim and take the depreciation deductions ("Depreciation Deductions") with respect to the Equipment in accordance with Section 168 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Lessee represents, warrants and covenants as follows:

     (i) Lessor will not be required to include any amount in its income in connection with any item for any taxable year or part thereof during the Term respecting such item other than (A) Interim Rent and Basic Rent, as such Rent accrues in accordance with the terms hereof, (B) any amount constituting gain recognized with respect to or by reason of the sale or other disposition of such item upon the termination of this Lease with respect thereto, (C) any amount payable to Lessor to the extent such amount is required to be determined by reference to the income tax affect to Lessor of the receipt thereof, (D) any amount specifically identified as interest, and (E) any other amount with respect to which Lessor shall be entitled to a contemporaneous and equal offsetting deduction (any amount so includable in Lessor's income other than as contemplated in clauses (A) through (E) above being referred to herein as "Inclusion"); and

     (ii) Each item will constitute the Classification of Property specified in the applicable Schedule within the meaning of Section 168(c) of the Code and Lessor will be entitled to

Depreciation Deductions with respect to its basis in the Equipment (which basis shall equal 100% of the Equipment Cost for each item) in accordance with such Classification of property.

         (c) If for any reason whatsoever, including any act or omission of Lessee or the inaccuracy of any representation or warranty of Lessee herein or in connection with the transactions contemplated hereby:

     (i) Lessor shall lose or lose the right to claim, or be advised or determines that it would be imprudent, improper or inadvisable to claim, or there shall be disallowed or recaptured, all or any portion of the anticipated Depreciation Deductions,

     (ii) Lessor shall suffer an Inclusion, or

     (iii) Any foreign tax credit of Lessor shall be reduced, disallowed or recaptured,

(any such loss, disallowance, reduction, recapture or inclusion being hereinafter called a "Tax Loss"), then 30 days after written notice to Lessee by Lessor that any Tax Loss has occurred, Lessee shall pay Lessor, as an indemnity payment, a lump sum amount which, after deduction of all Federal, state and local taxes required to be paid by Lessor in respect of the receipt of such payment, shall provide Lessor with not less than the same net after-tax return that Lessor would have realized if such Tax Loss had not occurred, including any interest and penalties payable by Lessor attributable to such Tax Loss. In computing Lessee's liability under this Section, the Federal, state and local taxes payable by Lessor shall be based upon the highest marginal corporate tax rate in effect for the taxable year in which the Tax Loss occurred.

         (d) Lessee shall not be liable for indemnification respecting a Tax Loss occurring solely as a result of: (i) Lessor being subject to the application of the mid-quarter convention of Section 168(d)(3) of the Code, (ii) Lessor making any election to claim the Depreciation Deductions in a manner less rapid than contemplated by the definition thereof, (iii) Lessor failing to have sufficient taxable income to utilize the Depreciation Deductions, (iv) Lessor being subject to the "alternative minimum tax" of Section 55 of the Code, or (v) a voluntary transfer or other voluntary disposition by the Lessor of any interest in any Equipment or this Lease when no Event of Default exists.

         (e) For the purpose of this Section the term "Lessor" shall include any affiliated group within the meaning of Section 1504 of the Code of which Lessor is a member, if consolidated returns are filed for such affiliated group for Federal tax purposes, and a Tax Loss shall be deemed to have occurred upon the earliest of:

     (i) The happening of any event which may cause such Tax Loss,

     (ii) The payment by Lessor to the taxing authority of the tax increase resulting from such Tax Loss, or

     (iii) The adjustment of the tax return of Lessor to reflect such Tax Loss.

     15. GENERAL INDEMNIFICATION: Lessee hereby agrees to indemnify, save, protect, defend and keep harmless Lessor, and its agents, directors, employees, successors and assigns, from and against any and all losses, damages (including indirect, special or consequential damage), harm, expenses, including legal fees (and a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent), penalties, injuries, claims, actions and suits, of whatsoever kind and nature, in contract, tort of otherwise, whether caused by the active or passive negligence of Lessor (excluding, however, Lessor's gross negligence or willful misconduct) or otherwise and including Lessor's strict liability in tort, in any way arising out of, related to or in connection with the selection, modification, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition (including latent or other defects, whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark or copyright infringement), return of, or operation of any item prior to its Return Date or relating to any default by Lessee or Event of Default.

     16. DEFAULT: Each of the following shall constitute an event of default (an "Event of Default") hereunder:

         (a) Lessee shall fail to make any payment of Rent within ten (10) calendar days after the same shall become due and payable;

         (b) Lessee or any guarantor of all or any part of Lessee's obligations under this Lease (a "Guarantor") shall fail to pay or perform, as and when due (including any applicable grace period), any obligations to Lessor or any of its affiliates arising under or in connection with this Lease, including, but not limited to, Lessee's obligation under Sections 6, 7, 9 and 10 hereof, or arising under any other document or instrument including, but not limited to, any document or instrument executed in connection with any other presently existing or future loans, leases or other credit arrangements from Lessor or any of its affiliates in favor of Lessee, or otherwise;

         (c) Lessee or any Guarantor shall make any representation or warranty, respectively, in this Lease or in any certificate or statement furnished at any time hereunder or in connection with this Lease which proves to have been untrue or misleading in any material respect when made or furnished;

         (d) Lessee or any Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, administration, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; or Lessee or any Guarantor shall enter into any agreement indicating its consent to, approval or, or acquiescence in, any such petition or proceeding; or Lessee or any Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian administrator, or trustee for all or a substantial part of its property; or Lessee or any Guarantor shall make an assignment for the benefit of creditors; or Lessee or any Guarantor shall be unable or shall fail to pay its debts generally as such debts become due; or Lessee or any Guarantor shall admit, in writing, its liability or failure to pay its debts generally as such debts become due;

         (e) There shall have been filed against Lessee or any Guarantor an involuntary petition in bankruptcy or seeking liquidation, administration, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, or Lessee or any Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian, administrator, or trustee for all or a substantial part of its property; or Lessee or any Guarantor shall suffer or permit the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property, unless, in each other case, such petition, appointment or process is fully bonded against, vacated or dismissed within forty-five (45) days from its effective date, but not later than ten (10) days prior to any proposed disposition of any assets pursuant to any such proceeding;

         (f) The occurrence of any default in the payment or performance, and the subsequent acceleration, of any debt or other obligations (including, but not limited to, capital lease obligations or any corporate guaranty) either (i) owed by Lessee to any other person or entity unaffiliated with Lessor, with an outstanding principal balance in excess of $1,000,000.00, whether now or hereafter existing or (ii) owed by any Guarantor to any other person or entity unaffiliated with Lessor, with an outstanding principal balance in excess of $1,000,000.00, whether now or hereafter existing;

         (g) There shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Lessee or Guarantor such that any one person or entity, directly or indirectly controls greater than 50% of the voting stock and/or controls greater than 50% of the rights to elect more than 80% of the board of directors or other managing body of Lessee or Guarantor (a "change of control"), or there is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of Lessee or Guarantor pursuant to which there is a change of control or cessation of Lessee or Guarantor or their businesses;

         (h) The occurrence of any event described as a Default or an Event of Default in any applicable Rider now or hereafter executed by the parties;

         (i) There is a material adverse change in Lessee's or any Guarantor's financial condition since the first Acceptance Date.

     17. REMEDIES: (a) Upon the occurrence of any Event of Default, then, to the extent permitted by applicable law, Lessor shall have the right to exercise any one or more of the following remedies:

     (i) To proceed by appropriate court action to enforce performances by Lessee of its obligations hereunder or to recover damages for breach thereof;

     (ii) To take possession of any item, wherever located, without notice, legal process, prior judicial hearing, or liability for trespass or other damage (WHICH RIGHTS LESSEE HEREBY VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY WAIVES) and thereafter hold, sell, operate or lease such item free of claims of Lessee, except as set forth below;

     (iii) By notice to Lessee, to terminate or cancel this Lease and declare all Rent then owing to Lessor hereunder immediately due and payable (whereupon Lessee shall promptly pay the same);

     (iv) To demand immediate payment of the Stipulated Loss Value of the Equipment as liquidated damages for the remaining term (whereupon Lessee shall promptly pay the same); and

     (v) To pursue any other remedy available to Lessor at law or in equity.

         (b) Lessor and Lessee agree that an amount equal to the Stipulated Loss Value of the Equipment represents a reasonable return for the use of the Equipment and for the depreciation thereof, and shall be the basis for liquidated damages for the remaining term for which Lessee shall be liable to Lessor upon the occurrence of an Event of Default. Any amounts realized by Lessor on account of the Equipment subsequent to Lessor's taking possession thereof pursuant to Section 17(a)(ii) shall, after reimbursement to Lessor of all its expenses incurred in connection therewith, including legal fees (and a reasonable allocation of the compensation, costs and expenses of internal counsel based upon time spent), be credited to amounts of Stipulated Loss Value and all other Rent owing by Lessee hereunder or, if such Stipulated Loss Value and all other Rent has been paid, paid to Lessee.

         (c) If Lessor elects not to sell, re-lease, or otherwise dispose of all or any part of the Equipment, and holds such Equipment for Lessee for the remaining Term, Lessor may recover, in addition to all Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value, as of such date, of the Rent for the remainder of the Term respecting such Equipment (which Term shall include, for this purpose, to the extent applicable, any agreed upon extensions and renewals which would, in the absence of an Event of Default, automatically extend the Term upon Lessee's failure to exercise any option to purchase contained in any addenda or Rider hereto). Present value shall be computed using a discount rate equal to the Prime Rate in effect on the Acceptance Date.

         (d) If Lessor sells, leases, or otherwise disposes of all or any part of the Equipment, Lessor may recover from Lessee, in addition to any Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value computed by using a discount rate equal to the Prime Rate in effect on the Acceptance Date, of the difference between (i) the Rent for the remainder of the Term respecting such Equipment (which Term shall include, for this purpose, to the extent applicable, any agreed upon extensions and renewals which would, in the absence of an Event of Default, automatically extend the Term upon Lessee's failure to exercise any option to purchase contained in any addenda or Rider hereto) and (ii) except in the case of a substantially similar lease, the market rent for such period of time determined by Lessor in its sole discretion, or (iii) in the case of a lease of Equipment which is substantially similar to this Lease, the total rent for the lease term of such substantially similar lease.

         (e) Time of performance of Lessee's obligations hereunder is of the essence. All remedies of Lessor hereunder are cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy to the exclusion of any other remedy or to preclude the exercise of any other remedy at any other time. However, Lessor is entitled to only one satisfaction. Failure on the part of Lessor to exercise, or delay in exercising, any right or remedy hereunder or Lessor's failure at any time to require performance by Lessee of any of the provisions hereof shall not operate as a waiver thereof; nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy. Lessee shall be liable for all charges, costs, expenses and attorneys' fees incurred by Lessor (including a reasonable allocation of the compensation costs and expenses of internal counsel, based upon time spent): (i) in defending or protecting its interests in the Equipment, or any item or part thereof, (ii) in the negotiation, execution, delivery, administration, amendment or enforcement of this Lease or the collection of any Rent hereunder, (iii) in any lawsuit or other legal proceeding in any way connected with this Lease, including, but not limited to, any contract or tort or other actions, any arbitration or other alternative dispute resolution proceeding, all appeals and judgment enforcement actions and any bankruptcy proceeding (including, but not limited to, any relief from stay and/or adequate protection motions, each collateral disputes, assumption/rejection motions and disputes or objections to any proposed disclosure statement or reorganization plan). Lessee acknowledges and agrees that the preceding sentence shall survive and not be merged with any judgment in connection with any exercise of any remedy by Lessor provided hereunder. Lessee shall pay to Lessor interest on any overdue payments under Section 13, 14 or 15 or amounts due under this Section 17 after demand therefor and until paid at a rate per annum equal to the lesser of five percent (5%) above the Prime Rate then in effect or the maximum amount permitted to be charged by Lessor by applicable law.

     18. ASSIGNMENT. (a) Lessor may sell, assign or otherwise transfer all or any part of its right, title and interest in and to the Equipment and/or this Lease or in any Schedule executed in connection herewith, to a third-party assignee, subject to the terms and conditions of this Lease including, but not limited to, the right to the quiet enjoyment by Lessee as set forth in Section 4 above. Any such assignee may assume all of the rights and obligations of Lessor in connection with the Equ8ipment or any Schedules sold, assigned or otherwise transferred, in which case Lessor shall be relieved therefrom. To the extent of any such assumption of obligations, all references to Lessor herein shall thereafter mean such assignee.

         (b) LESSOR may also pledge, mortgage or grant a security interest in the Equipment and assign this Lease as collateral. Each such pledgee, mortgagee, lien holder or assignee shall have any and all rights as may be assigned by Lessor but none of the obligations of Lessor hereunder. Any pledge, mortgage or grant of security interest in the Equipment of collateral assignment of this Lease shall be subject to the terms and conditions hereof including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 4 above. If Lessor grants a security interest in all or any part of any Schedule, any Equipment covered thereby and/or any sums payable thereunder, only the original of the Schedule held by Lessor shall be effective to transfer Lessor's rights therein.

         (c) Lessee shall not be relieved of any of its obligations hereunder by reason of any such sale, assignment, or other transfer referred to in Subsection
(a) above, or any pledge, mortgage, grant of security interest or collateral assignment referred to in Subsection (b) above, all of which such obligations shall remain absolute and unconditional, including, but not limited to, Lessee's obligations to pay Rent as set forth in Section 5 above. Lessee agrees that it will not assert against any purchasor, pledgee, mortgagee, lien holder or assignee (collectively, an "Assignee") any defense, counterclaim or offset that Lessee may have against Lessor and Lessee acknowledges that any such assignment or other transfer by Lessor, or any such pledge, mortgage, grant of security interest or collateral assignment by Lessor, shall not materially change Lessee's duties or obligations under the Lease nor materially increase the burdens or risks imposed on Lessee. Upon the written request of Lessor, Lessee shall acknowledge all such obligations to the Assignee with such acknowledgment shall be in such form and substance as Lessor or any such Assignee may require, consistent with their normal business practices.

         (d) LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY OR PLEDGE ANY OF ITS INTEREST IN THIS LEASE OR ANY OF THE EQUIPMENT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. ANY SUCH SALE, TRANSFER, ASSIGNMENT, SUBLEASE, CONVEYANCE, OR PLEDGE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SHALL BE VOID.

     19. REPORTS: (a) Lessee will immediately notify Lessor of::

     (i) Each Event of Loss or accident involving or allegedly involving any Item;

     (ii) Any Lien (other than a Lessor Lien) which shall have attached to any Item; or

     (iii) The occurrence of any Event of Default of event which, with the lapse of time or giving of notice or both could become an Event of Default.

         (b) Lessee and each Guarantor shall, as soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter, furnish to Lessor its unaudited financial statements including in each instance, balance sheets, Income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of end for the quarterly period then ended and for its fiscal year to date, prepared in accordance with generally accepted accounting principles, consistently applied, and Lessee and any Guarantor hereunder shall, as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, furnish to Lessor its annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by its independent accountants. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified".

     20. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each
Schedule:

         (a) Lessee has full power, authority and legal right to enter into and to perform its obligations under this Lease and all related documents (collectively the "Documents"), is in good standing under the law of its jurisdiction of incorporation and is duly qualified to do business and in good standing wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

         (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable against it in accordance with their terms.

         (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality, or any person, with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

         (d) The entry into and performance by Lessee of its obligations under the Documents will not (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any Lien, pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Lessee is a party.

         (e) There is no existing Event of Default under this Lease or any existing default in connection with any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Lessee is a party.

         (f) There are no suits or proceedings pending or threatened in any court or by any governmental agency against or affecting Lessee, which, if adversely determined, would have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease or its financial condition or prospects.

         (g) Each balance sheet, income statement, and statement of cash flow delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such balance sheet, income statement, and statement of cash flow, there has been no material adverse change in the financial condition or prospects of Lessee.

         (h) The Equipment will at all times be used for commercial or business purposes.

     21. MISCELLANEOUS, JURY WAIVER, GOVERNING LAW, JURISDICTION, VENUE: (a) Nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment leased hereunder except as a lessee. Should Lessor permit the use of any Equipment beyond the specified Term thereof, the obligations of the Lessee hereunder shall continue (including the obligation to pay the Basic Rent at the highest rate applicable during the Term with respect thereto) and such permissive use shall not be construed as renewal of the Term thereof nor as a waiver of any right or continuation of any obligation of Lessor hereunder. Lessee's obligations pursuant to Section 11, 12, 13, 14 and 15 shall survive the expiration or earlier termination of this Lease and Lessee shall remain liable therefore. Equipment shall at all times remain personal property of Lessor notwithstanding any affixation to the real estate.

         (b) The Equipment subject hereto is and at all times shall be and remain the sole and exclusive property of Lessor, and Lessee shall have no right, title or interest therein or thereto, except as expressly set forth in this Lease. As a precaution, Lessee hereby also grants hereto, Lessor a first priority continuing lien and security interest in the Equipment subject thereto and the proceeds thereof to secure any obligation of Lessee under this Lease, each Schedule hereunder, any other agreement between Lessor and Lessee. Lessee further agrees that Lessee's obligations hereunder are additionally secured by all security interests, liens and encumbrances heretofore, now or hereafter granted by Lessee to Lessor under any instrument, whether or not related to this Lease. Lessee agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, or notifying of the Interest of Lessor in the Equipment upon request of, and as determined by, Lessor. Lessee hereby specifically authorizes Lessor to file financing statements not signed by Lessee or to execute same for an on behalf of Lessee as Lessee's attorney-in-fact, irrevocable and coupled with an interest, fur such purposes.

         (c) To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee by such applicable law (including but not limited to Article 2A of the UCC) to: (i) cancel this Lease;
(ii) repudiate this Lease; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim, grant or permit a security interest in the Equipment in Lessee's possession or control for any reason; (vii) deduct all of any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (viii) accept partial delivery of the Equipment; (ix) "Cover" by making any purchase of lease of, or contract to purchase or lease, Equipment in substitution of that due from Lessor; (x) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (xi) obtain specific performance, replevin, detinue, sequestration, claim and deliver or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Section 17 of this Lease or which may otherwise limit or modify any of Lessor's rights or remedies under Section 17.

         Any action by Lessee against Lessor for any default by Lessor under this Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues. LESSOR AND LESSEE EACH WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

         (d) All notices hereunder shall be in writing and shall be delivered by hand, by overnight courier or by certified or registered mail, return receipt requested, to each party at its address set forth below, as such address may be changed by such notice. All notices shall be deemed given when received, when delivery is refused or when the same are returned for failure to be called for.

         (e) If Lessee fails to perform any of its obligations hereunder Lessor may, but shall not be obligated to, perform the same (without such performance constituting a cure or waiver of Lessee's failure to so perform) and Lessee will on demand reimburse Lessor for all its costs and expenses incurred in connection therewith.

         (f) THIS LEASE AND THE RIGHTS AND OBLIGATION OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT OR THE STATE OF INCORPORATION OR PRINCIPAL PLACE OF BUSINESS OF THE LESSEE. LESSEE, (I) CONSENTS AT LESSOR'S ELECTION AND WITHOUT LIMITING LESSOR'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) SITUATED IN COOK COUNTY, ILLINOIS; (II) WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS; AND (III) CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, TO LESSEE AT ITS ADDRESS AS SET FORTH HEREIN, WHICH SERVICE SHALL BE DEEMED COMPLETE WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF. If any provision of this Lease shall contravene or be invalid under applicable law or regulation, such contravention or invalidity shall not affect the entire Lease, the provisions held to be invalid to be deemed deleted or modified and the Lease interpreted and construed as though such invalid provision or provisions were not part hereof or conformed thereto.

         (g) This Lease, together with each Schedule and Rider, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces any prior or contradictory representations, warranties or agreements by Lessor and Lessee. Unless set forth in a Schedule or Rider, signed by an authorized manager of Lessor, Lessee shall have no right to purchase or otherwise acquire title to or ownership of any item of Equipment. No agent of employee of any supplier or manufacturer is authorized to bind Lessor to this Lease or any Schedule, or to waive, alter or add to the terms and conditions printed herein and in any Schedule. This is a non-cancelable Lease and Lessee's obligations hereunder are absolute and unconditional. This Lease, any amendments to, variations or modifications of the Lease, any waiver of its provisions or conditions, any consent hereunder and all Schedules shall not be valid unless in writing and signed by an authorized officer or manager of Lessor.


                                                           /s/ DLN
                                                           -------------------
                                                           (LESSEE'S INITIALS)

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the 25th day of September, 2001.

HELLER FINANCIAL LEASING, INC.,     IBIS TECHNOLOGY CORPORATION,
a Delaware corporation              a Massachusetts corporation



By: /s/ JOSEPH B. WILLIAMS          By: /s/ DEBRA L. NELSON
    ------------------------------      ----------------------------------
Name:    JOSEPH B. WILLIAMS             Name:    DEBRA L. NELSON
Title:   VICE PRESIDENT                 Title:   CFO
Address: 600 West Monroe Street         Address: 32 Cherry Hill Drive
         Chicago, IL 60651                       Danvers, Massachusetts 01923
Facsimile No.: (312) 441-5915           Facsimile No.:(978) 777-6570

                                  Master Lease Agreement No: 192-0339_______
                                  Master Lease Agreement No.:SEPTEMBER 25, 2001


                          ADDITIONAL COLLATERAL RIDER

          This Additional Collateral Rider is an integral part of the above-referenced Master Lease Agreement (the "Lease") between Ibis Technology Corporation, a Massachusetts corporation ("Lessee"), and Heller Financial Leasing, Inc., a Delaware corporation ("Lessor"), the terms of which are incorporated herein by this reference. Capitalized terms used in this Additional Collateral Rider and not otherwise defined herein shall have the meaning as set forth in the Lease.

          As additional collateral for the obligations of Lessee to Lessor pursuant to any schedule to the Lease executed from time to time (each a "Schedule" and collectively the "Schedules"), Lessee hereby grants to Lessor a continuing first lien and security interest in the equipment ("Additional Collateral") described on Schedule A attached hereto and made part hereof. Subject to the provisions of this Additional Collateral Rider, the Additional Collateral shall be deemed Items of Equipment under the Lease and subject to all the same terms and conditions. The Additional Collateral shall not include any Items of Equipment leased under any Schedule during the terms of that Schedule.

Each Schedule shall share parri passu in the Additional Collateral as determined by the total outstanding obligations under all Schedules at the time of an event of default and subsequent acceleration under any Schedule. Each Schedule shall be deemed to include and incorporate the terms and conditions in this Additional Collateral Rider. The holders of all Schedules must agree on any material modification to the Lease with regard to the Additional Collateral.

The terms of this Additional Collateral Rider shall supersede and override any conflicting terms of the Lease relating to the Items of Equipment covered by the Schedule; otherwise, all of the terms and provisions of the Lease remain in full force and effect.

Executed and delivered effective as of the date of the Lease.



"LESSOR"                                       "LESSEE"

HELLER FINANCIAL LEASING, INC.                 IBIS TECHNOLOGY CORPORATION

By:  /s/ JOSEPH B. WILLIAMS                    By:  /s/ DEBRA L. NELSON
    ----------------------------------              --------------------------

Name:  JOSEPH B. WILLIAMS                      Name:  DEBRA L. NELSON
       -------------------------------                ------------------------

Title:  VICE PRESIDENT                         Title:  CFO
        ------------------------------                 -----------------------

                                   SCHEDULE A
                                       TO
                           ADDITIONAL COLLATERAL RIDER
                                       TO
          MASTER LEASE AGREEMENT NO. 192-0339 DATED SEPTEMBER 25, 2001

A security interest in all of Lessee's furniture, fixtures, machinery, and equipment; together with any and all attachments, additions and accessions thereto and accessories, substitutions, replacements and parts therefor, now owned, or hereafter acquired by Lessee, and all products, cash proceeds, non-cash proceeds (including insurance proceeds) thereof.

Lessor will release its interests in one Ibis 1000 implanter Serial Number RT18 ("Implanter") upon the sale of such Implanter.

Located at:

32 & 33 Cherry Hill Drive, Danvers, MA 01923

"LESSOR"                                                      "LESSEE"

HELLER FINANCIAL LEASING, INC.                IBIS TECHNOLOGY CORPORATION

By:  /s/ JOSEPH B. WILLIAMS                   By: /s/ DEBRA L. NELSON
    --------------------------------              -----------------------------

Name:  JOSEPH B. WILLIAMS                     Name:   DEBRA L. NELSON
       -----------------------------                  -------------------------

Title:  VICE PRESIDENT                        Title:  CFO
        ----------------------------                  -------------------------